John Stewart Progress Software Corporation (781) 280-4101 jstewart@progress.com	Claire Rowberry Lewis PR (617) 226-8841 progress@lewispr.com
PROGRESS SOFTWARE REPORTS THIRD QUARTER RESULTS — ENTERPRISE
INFRASTRUCTURE REVENUE UP 24%
BEDFORD, Mass.—September 20, 2007— Progress Software Corporation (NASDAQ: PRGS), a provider of leading application infrastructure software to develop, deploy, integrate and manage business applications, today announced results for its third quarter ended August 31, 2007. Revenue for the quarter was $122 million, up nine percent (five percent at constant currency) from $111 million in the third quarter of fiscal 2006. Software license revenue increased four percent (flat at constant currency) to $44 million from $42 million in the same quarter last year.
On a generally accepted accounting principles (GAAP) basis, operating income increased 46 percent to $17.8 million from $12.2 million in the third quarter of fiscal 2006. Net income increased 47 percent to $13.0 million from $8.9 million in the same quarter last year. Diluted earnings per share increased 43 percent to 30 cents from 21 cents in the third quarter of fiscal 2006.
On a non-GAAP basis, operating income increased 19 percent to $27.2 million from $22.8 million in the same quarter last year. Non-GAAP net income increased 22 percent to $19.4 million from $15.9 million in the same quarter last year and non-GAAP diluted earnings per share increased 19 percent to 44 cents per share from 37 cents in the third quarter of fiscal 2006.
The non-GAAP results in the third quarter of fiscal 2007 exclude after-tax charges of $2.9 million for stock-based compensation, $2.9 million for amortization of acquired intangibles and $0.6 million for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices. The non-GAAP results in the third quarter of fiscal 2006 exclude after-tax charges of $3.4 million for stock-based compensation, $2.8 million for amortization of acquired intangibles and $0.8 million for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.
The company’s cash and short-term investments at the end of the quarter totaled $307 million. The company purchased no shares in the third quarter of fiscal 2007. On September 11, 2007, the board of directors authorized the repurchase of up to 10 million shares of the company’s outstanding common stock, at such times when the company deems such purchases to be an effective use of cash, during the period from October 1, 2007, through September 30, 2008. The company’s existing repurchase authorization, under which approximately 9.3 million shares remain available for repurchase, expires on September 30, 2007.

“We achieved nine percent growth in revenue for the third quarter, with a 19 percent increase in non-GAAP earnings per share. Our Enterprise Infrastructure product lines performed particularly well in the third quarter, and year to date our newer product lines have achieved around 20% growth while our Progress® OpenEdge® products have achieved solid results,” stated Joseph Alsop, co-founder and chief executive officer of Progress Software. “We are pleased to see continuing signs of success as we pursue our strategy of achieving growth in our OpenEdge business while looking to our newer high-growth product lines to accelerate our growth as they become a larger portion of our revenue.”
Quarterly Highlights
Progress Software announced that the Financial Services Authority (FSA), the independent non-governmental body that regulates the financial services industry in the UK, will use the Progress Apama® Event Processing Platform to power SABRE II, its transaction monitoring and market abuse detection system in order to monitor trading on UK markets and transactions reported to the FSA in accordance with the requirements of the European Union Markets in Financial Instruments Directive (MiFID) (http://www.progress.com/fsa).
Progress Software announced that Pacific Blue Cross, British Columbia’s largest provider of extended health and dental benefits, has implemented the Progress Sonic ESB® (enterprise service bus) to deliver new business services, reduce processing times, and offer competitive services to its clients (http://www.progress.com/pacificblue).
DataDirect Technologies, an operating company of Progress Software Corporation, introduced the DataDirect Connect64® for SSIS product, which provides support for every phase of the SQL Server Integration Services (SSIS) application life cycle and enables the development, deployment and 32-bit or 64-bit runtime execution of Microsoft SSIS packages for non-SQL Server databases including Sybase, Oracle and DB2 (http://www.progress.com/highperformance).
DataDirect Technologies announced that its DataDirect Connect® family of database drivers for JDBC™ and ODBC and data providers for ADO.NET was named as best-in-class middleware in a new technology assessment report by Ken North Computing, one of the industry’s foremost authorities on data access and database connectivity (http://www.progress.com/bestofbreed).
Progress Software announced that it had won a 2007 World BSS (Business Support Systems) Award in the category of Innovation in Billing and Information Management based on a major CRM IT transformation project, which included the implementation of a common front-end to operations support systems/business support systems (OSS/BSS). For this task, Progress Software provided a shared information/data (SID) based data integration solution using the Progress DataXtend™ Semantic Integrator. The World BSS Awards are widely regarded as the highest industry recognition of business support systems excellence and acknowledge best billing practices within the telecommunications industry (http://www.progress.com/worldbss).
Progress Software announced the launch of the PowerAlgo product, a Korean-language version of the Progress Apama Algorithmic Trading Platform. The PowerAlgo product was created by Koscom, a leading Korean financial IT vendor and Apama strategic partner. It was the first commercially-available algorithmic trading platform in Korea and is seamlessly integrated with Koscom’s existing Order Management System. It enables Koscom customers to algorithmically and automatically trade equities, futures and options on the Korean Exchange (KRX) (http://www.progress.com/poweralgo).

Progress Software launched the Progress Apama FX Market Aggregation Accelerator. Combining a set of FX (foreign exchange) integration adapters with pre-built Apama trading dashboards and foundation FX algorithms, the Apama FX Market Aggregation Accelerator helps both sell- and buy-side traders develop and deploy high-frequency foreign exchange trading strategies that capitalize on proprietary trading techniques. The product will enable traders to accelerate the deployment of trading strategies that can access multiple FX liquidity sources to identify best price and market depth (http://www.progress.com/apamafx).
Progress Software announced the newest version of Progress EasyAsk® search, navigation and merchandising software designed to significantly improve e-commerce performance. The new 64-bit platform enhancement delivers a dramatic increase in both performance and scalability, and will support online catalogues consisting of several million items that can be easily searched, found and purchased. Cache performance has also been improved so that browsers and online shoppers experience a faster return to previously searched items. Additionally, the size of the search index has been compressed by 30%, and up to 50% less memory is required, both of which contribute significantly to overall improved performance (http://www.progress.com/eaupgrades).
Progress Software announced the availability of version 7.0 of the Progress ObjectStore® Enterprise platform (http://www.progress.com/objectstore7).
Significant New and Existing Customer and Partner Wins, New Technology Adoptions and Major Deployments
Significant new and existing partners and customers adopting technology from Progress Software, or deploying solutions using Progress technology, include: Administración Fiscal de Ingresos Públicos, Alberta Motor Association, ALTICOR, American Airlines, Astera Software, Bank Tokyo Mitsubishi, Barclays Global Investors, BBA Aviation, Beauty Alliance, Berkheimer Outsourcing, Bioware, Boehringer Ingelheim do Brasil, Brentwood Public Schools, BTicino, Camfil Farr (Canada) Inc, Carlson Companies, CB Richard Ellis, Cencosud, Cia Energetica Rio das Antas, CitiGroup, Colgate-Palmolive Company, CPW Network Services, Crown Casino, DB Balance, Denso do Brasil, Deutsche Bank, Deutsches Zentrum für Luft-und Raumfahrt e.V., Disney, DMSi, Document Sciences, Duas Rodas Industrial, E*Trade Financial, Essex Group, Evaluadora De Credito, Farmers Alliance Mutual Insurance, Financial Medical Systems, First Bank, FWU Malaysia, GE Money Bank, Genworth Financial, Global Mobile Tech Philippines, Grupo Financiero Ve por Más, Hendrickson International, Highbridge Capital Management, Hospital San Agustin, Hughes Network Systems, INSERM, Iron Mountain, Island One, Jlt Management Services, JPMorgan Chase Bank, KBC Financial Products, LEAPFROG, MAHLE Group, Manuvis, Menards, Ministerio de Hacienda de la Provincia de La Pampa, Mitsubishi Electronics, Municipalidad de Salta, NCR, Nedbank Limited, New York Mercantile Exchange, New York Stock Exchange, Nirvaco, Nordisk Mobiltelefon, Norfolk Southern, Northern Trust, Nutrisystem, Otto (GmbH & Co KG), Pearson, Peninsula Hose & Hydraulics, Produban Servicios Informáticos, Reclassering Nederland, Reed Hycalog Singapore, Renner Herrmann, Rutgers University, Sam Ellis Store, Sancor CUL, Sherwin-Williams, Technoplast, Telstra, Telvent Farradyne, Textbooks.com, The Citco Group, The Home Depot Mexico, The Pepsi Bottling Group Mexico, Time, T-Systems do Brasil, TTI, Royal Appliance Mfg. Co, Unibanco AIG Seguros, Vermont Systems, Wetzel.

Business Outlook
The company is providing the following guidance for the fourth fiscal quarter ending November 30, 2007:
•	Revenue is expected to be in the range of $127 million to $129 million.

•	GAAP diluted earnings per share are expected to be in the range of 36 cents to 38 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 51 cents to 53 cents.

•	The non-GAAP projections exclude after-tax charges of approximately $3.6 million (eight cents per share) for stock-based compensation, approximately $2.5 million (six cents per share) for amortization of acquired intangibles and approximately $0.5 million (one cent per share) for professional services fees associated with the stock option accounting investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.
The company is providing the following guidance for the fiscal year ending November 30, 2007:
•	Revenue is expected to be in the range of $484 million to $486 million.

•	GAAP diluted earnings per share are expected to be in the range of $1.05 to $1.07.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.73 to $1.75.

•	The non-GAAP projections exclude after-tax charges of approximately $16 million (36 cents per share) for stock-based compensation, approximately $11 million (25 cents per share) for amortization of acquired intangibles and an estimate of approximately $3 million (seven cents per share) for professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.
The company is also providing the following guidance for the fiscal year ending November 30, 2008:
•	Revenue is expected to be in the range of $505 million to $515 million.

•	GAAP diluted earnings per share are expected to be in the range of $1.33 to $1.41.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.85 to $1.93.

•	The non-GAAP projections exclude after-tax charges of approximately 30 cents per share for stock-based compensation and approximately 22 cents per share for amortization of acquired intangibles.

Legal Notice Regarding Non-GAAP Financial Information
The company provides non-GAAP operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. The company believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.
Management of the company uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. Compensation of the company’s management and its employees is based in part on the performance of the business based on these non-GAAP measures. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.
Conference Call
The Progress Software conference call to discuss its third quarter results will be Webcast live today at 9:00 a.m. Eastern Daylight Time on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay.
Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the company’s ability to penetrate international markets and manage its international operations; unanticipated consequences of the recent restatement of the company’s financial statements; the risk that the NASDAQ Stock Market will de-list the company’s common stock; risks associated with the SEC’s formal investigation of the company’s option-grant practices; the risk that the company will face additional claims and proceedings in connection with those stock option grant practices, including additional shareholder litigation and additional proceedings by the other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
Progress, DataDirect Connect64, Apama, DataDirect Connect, EasyAsk, OpenEdge, Sonic ESB, ObjectStore, and Progress OpenEdge are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks or service marks contained herein are the property of their respective owners
END

Progress Software Corporation
GAAP Condensed Consolidated Statements of Income

	Three Months Ended
	August 31,	August 31,	Percent
(In thousands except per share data)	2007	2006	Change

Revenue:
Software licenses	$44,011	$42,296	4%
Maintenance and services	77,793	69,066	13%

Total revenue	121,804	111,362	9%

Costs of revenue:
Cost of software licenses	2,109	2,034	4%
Cost of maintenance and services	16,915	15,044	12%
Amortization of purchased technology	2,496	2,255	11%

Total costs of revenue	21,520	19,333	11%

Gross profit	100,284	92,029	9%

Operating expenses:
Sales and marketing	47,644	44,609	7%
Product development	19,829	19,288	3%
General and administrative	13,188	13,981	(6)%
Amortization of other acquired intangibles	1,820	1,961	(7)%
Acquisition-related expenses	—	3	(100)%

Total operating expenses	82,481	79,842	3%

Income from operations	17,803	12,187	46%
Other income, net	2,270	1,668	36%

Income before provision for income taxes	20,073	13,855	45%
Provision for income taxes	7,026	4,985	41%

Net income	$13,047	$8,870	47%

Earnings per share:
Basic	$0.31	$0.22	41%
Diluted	$0.30	$0.21	43%

Weighted average shares outstanding:
Basic	41,712	41,137	1%
Diluted	44,153	42,901	3%

	Nine Months Ended
	August 31,	August 31,	Percent
	2007	2006	Change

Revenue:
Software licenses	$133,295	$126,433	5%
Maintenance and services	223,380	198,436	13%

Total revenue	356,675	324,869	10%

Costs of revenue:
Cost of software licenses	5,661	6,061	(7)%
Cost of maintenance and services	50,048	44,400	13%
Amortization of purchased technology	7,480	5,772	30%

Total costs of revenue	63,189	56,233	12%

Gross profit	293,486	268,636	9%

Operating expenses:
Sales and marketing	138,034	132,236	4%
Product development	61,013	57,561	6%
General and administrative	47,248	40,213	17%
Amortization of other acquired intangibles	5,746	5,328	8%
Acquisition-related expenses	—	1,834	(100)%

Total operating expenses	252,041	237,172	6%

Income from operations	41,445	31,464	32%
Other income, net	4,981	2,883	73%

Income before provision for income taxes	46,426	34,347	35%
Provision for income taxes	16,250	11,850	37%

Net income	$30,176	$22,497	34%

Earnings per share:
Basic	$0.73	$0.55	33%
Diluted	$0.69	$0.52	33%

Weighted average shares outstanding:
Basic	41,319	40,899	1%
Diluted	43,742	43,144	1%

Progress Software Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended August 31, 2007			Three Months Ended August 31, 2006
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$121,804	—	$121,804	$111,362	—	$111,362	9%

Income from operations	$17,803	$9,390	$27,193	$12,187	$10,631	$22,818	19%
Amortization of acquired intangibles	(4,316)	4,316	—	(4,216)	4,216	—
Acquisition-related expenses	—	—	—	(3)	3	—
Stock option investigation (1)	(896)	896	—	(1,304)	1,304	—
Stock-based compensation (2)	(4,178)	4,178	—	(5,108)	5,108	—

Operating margin percentage	14.6%		22.3%	10.9%		20.5%	9%

Effect on provision for income taxes from above adjustments (3)	$7,026	$2,992	$10,018	$4,985	$3,621	$8,606	16%

Net income	$13,047	$6,398	$19,445	$8,870	$7,010	$15,880	22%

Earnings per share — diluted	$0.30		$0.44	$0.21		$0.37	19%

Weighted average shares outstanding — diluted	44,153		44,153	42,901		42,901	3%

	Nine Months Ended August 31, 2007			Nine Months Ended August 31, 2006
	As			As			Percent
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$356,675	—	$356,675	$324,869	—	$324,869	10%

Income from operations	$41,445	$34,566	$76,011	$31,464	$31,112	$62,576	21%
Amortization of acquired intangibles	(13,226)	13,226	—	(11,100)	11,100	—
Acquisition-related expenses	—	—	—	(1,834)	1,834	—
Stock option investigation (1)	(3,333)	3,333	—	(1,304)	1,304	—
Stock-based compensation (2)	(18,007)	18,007	—	(16,874)	16,874	—

Operating margin percentage	11.6%		21.3%	9.7%		19.3%	11%

Effect on provision for income taxes from above adjustments (3)	$16,250	$11,288	$27,538	$11,850	$10,073	$21,923	26%

Net income	$30,176	$23,278	$53,454	$22,497	$21,039	$43,536	23%

Earnings per share — diluted	$0.69		$1.22	$0.52		$1.01	21%

Weighted average shares outstanding — diluted	43,742		43,742	43,144		43,144	1%
(1)	Stock option investigation expenses are included within general and administrative expenses and primarily represent professional services fees associated with the Company’s the investigation and shareholder derivative lawsuits related to its historical stock option grant practices.

(2)	Stock-based compensation expense is included in the following GAAP operating expenses:

	Three Months Ended August 31, 2007			Three Months Ended August 31, 2006
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of software licenses	$24	$(24)	$—	33	$(33)	$—
Cost of maintenance and services	286	(286)	—	374	(374)	—
Sales and marketing	1,499	(1,499)	—	1,894	(1,894)	—
Product development	960	(960)	—	1,171	(1,171)	—
General and administrative	1,409	(1,409)	—	1,636	(1,636)	—

	$4,178	$(4,178)	$—	$5,108	$(5,108)	$—

	Nine Months Ended August 31, 2007			Nine Months Ended August 31, 2006
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of software licenses	$98	$(98)	$—	$110	$(110)	$—
Cost of maintenance and services	1,153	(1,153)	—	1,251	(1,251)	—
Sales and marketing	6,024	(6,024)	—	6,278	(6,278)	—
Product development	3,827	(3,827)	—	3,860	(3,860)	—
General and administrative	6,905	(6,905)	—	5,375	(5,375)	—

	$18,007	$(18,007)	$—	$16,874	$(16,874)	$—

Amounts represent the fair value of equity awards under SFAS 123R. Stock-base compensation expense in the nine months ended August 31, 2007 also includes the cash settlement of equity awards to former employees for options that were cancelled or expired during the suspension of the issuance of shares under the company’s option plans, reimbursements for excise taxes resulting from the exercise of below market options in fiscal 2007 and make-whole cash payments to outside board members of the Compensation Committee for options that were cancelled.

(3)	The provision for taxes was calculated reflecting an effective rate of 34% for the three and nine months ended August 31, 2007 and an effective rate of 35% and 34% for the three and nine months ended August 31, 2006, respectively.

Progress Software Corporation
Condensed Consolidated Balance Sheets

	August 31,	November 30,
(In thousands)	2007	2006

Assets
Cash and short-term investments	$306,971	$241,315
Accounts receivable, net	76,127	82,762
Other current assets	34,020	36,062

Total current assets	417,118	360,139

Property and equipment, net	62,869	57,585
Goodwill and intangible assets, net	221,645	232,927
Other assets	18,943	19,588

Total	$720,575	$670,239

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$79,823	$93,195
Short-term deferred revenue	129,659	120,974

Total current liabilities	209,482	214,169

Long-term deferred revenue	9,048	6,355
Other liabilities	5,211	5,151
Shareholders’ equity:
Common stock and additional paid-in capital	225,878	197,748
Retained earnings	270,956	246,816

Total shareholders’ equity	496,834	444,564

Total	$720,575	$670,239

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended August 31,
(In thousands except per share data)	2007	2006

Cash flows from operations:
Net income	$30,176	$22,497
Depreciation, amortization and other noncash items	39,092	35,598
Other changes in operating assets and liabilities	4,508	(9,788)

Net cash flows from operations	73,776	48,307
Capital expenditures	(14,625)	(12,305)
Acquisitions, net of cash acquired	—	(72,066)
Share issuances (repurchases), net	5,140	282
Other	1,365	6,478

Net change in cash and short-term investments	65,656	(29,304)
Cash and short-term investments, beginning of period	241,315	266,420

Cash and short-term investments, end of period	$306,971	$237,116